Exhibit J

Consent of Independent Auditors

Deloitte & Touche LLP

CONSENT OF INDEPENDENT AUDITORS

The Rushmore Fund, Inc.:

We consent to the incorporation by reference in this Post-Effective Amendment No. 24 to Registration Statement No. 2-99388 of our report dated October 19, 1999 and October 21, 1999 (as to Note 3), appearing in the Annual Report of The Rushmore Fund, Inc. for the year ended August 31, 1999, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement.

/s/ Deloitte & Touche LLP
Princeton, New Jersey
December 27, 1999